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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 26, 2002

America First Real Estate Investment Partners, L.P.
(Exact name of registrant as specified
in its Agreement of Limited Partnership)

Delaware 39-1965590
(State or other jurisdiction of (I.R.S. Employer
incorporation or organization) Identification No.)

Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102
(Address of principal executive offices) (Zip Code)

(402) 444-1630
(Registrant's telephone number, including area code)

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P. AND SUBSIDIARES

Item 2. Acquisition or Disposition of Assets

On March 26, 2002, America First Real Estate Investment Partners, L.P., a Delaware limited partnership, (the "Company"), acquired a 360-unit multifamily housing property located in Jacksonville, Florida and known as The Glades Apartments (the "Property") from Diversified Real Estate Limited Partnership (the "Seller"). This acquisition was previously reported under item 5 of Form 8-K filed May 13, 2002.

An audited Historical Summary of Gross Income and Direct Operating Expenses for the Property for the previous fiscal year is included herein under Item 7.

The purchase price represents less than 20% of the assets of the Company at December 31, 2001, and the income generated by the Property represents less than 20% of the income generated by the Company for the year ended December 31, 2001. As such, financial statements of the Property and pro forma financial statements of the Company are not presented.

Item 7. Financial Statements and Exhibits

Independent Auditors' Report

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

Pro Forma Consolidated Financial Statements (Unaudited)

Independent Auditors' Report

To the Partners

America First Real Estate Investment Partners, L.P.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of The Glades Apartments, as described in Note 1, for the year ended December 31, 2001. This Historical Summary is the responsibility of The Glades Apartment's management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary for The Glades Apartments was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of The Glades Apartment's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 to the Historical Summary for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Omaha, Nebraska /s/ KPMG LLP

July 3, 2002

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P. AND SUBSIDIARIES

HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

THE GLADES APARTMENTS

YEAR ENDED DECEMBER 31, 2001

See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses (The Glades Apartments).

1. Organization

The accompanying financial statement includes the operations of The Glades Apartments owned by parties unaffiliated with America First Real Estate Investment Partners, L.P. (the Company) for the year ending December 31, 2001. The Glades Apartments, a multifamily residential property located in Jacksonville, Florida, was acquired by the Company on March 26, 2002 and contains 360 apartment units.

2. Basis of Presentation

The accompanying financial statement is not representative of the actual operations of The Glades Apartments for the year ended December 31, 2001. Certain expenses have not been included because the Company does not anticipate they will be incurred in future operations of the property. Expenses excluded include depreciation, administrative fees and other costs not directly related to the future operations of The Glades Apartments. Operating expenses include payroll, utilities, advertising, management fees, mortgage interest expense and other general and administrative costs. Management is not aware of any material factors relating to this property that would cause this financial statement not to be indicative of future operating results as related to gross income and direct operating expenses.

3. Income Recognition

Revenues from rental property are recognized ratably over the lease term. Leases are generally for a period of one year or less.

4. Mortgage Note Payable

In connection with the acquisition of The Glades Apartments, the Company assumed a $8,865,000 mortgage note payable. The mortgage note payable bears interest at a fixed annual rate of 6.10% and matures October 1, 2002.

5. Pro Forma Taxable Operating Results and Funds Generated From Operations (Unaudited)

The pro forma table reflects the taxable operating results and funds generated from operations of The Glades Apartments for the year ended December 31, 2001 as adjusted for certain items which can be factually supported. This statement does not purport to forecast actual operating results for any period of the future.

Depreciation for the buildings is estimated using the straight-line method over a 27 1/2 year life.

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma income statement reflects the operating results of the Company for the year then ended December 31, 2001 as if the acquisition of The Glades Apartments had occurred on January 1, 2001.

  To reflect the revenues, operating expenses, and mortgage interest expenses of The Glades Apartments for the year ended December 31, 2001 and interest expense on the repurchase agreement at the annual rate of 2.83%.
  To reflect the depreciation expense of the investment in real estate using the straight-line method over a 271/2 year life.

The following unaudited pro forma balance sheet reflects the financial position of the Company on December 31, 2001 as if the acquisition of The Glades Apartments had occurred on December 31, 2001.

None

  To reflect available cash used in the acquisition of The Glades Apartments. The Company utilized the proceeds of a $5,000,000 repurchase agreement.
  To reflect the cost of the investment in real estate acquired.
  To reflect the assumption of a mortgage note payable which financed the acquisition of The Glades Apartments.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By America First Real Estate
Investment Partners, L.P.

By America First Capital
Source I, L.L.C., General
Partner of the Company

By /s/ Mark A. Hiatt
Mark A. Hiatt,
Vice President, Secretary
and Treasurer

Date: July 16, 2002